NCI Building Systems Reports First Quarter Fiscal 2013 Results

-- Revenues Increased 22.2% to $298 Million --

-- Adjusted EBITDA was $13.4 Million --

-- Backlog Increased 17% to $260 Million --

-- More Favorable Mix to Drive Improved Sequential Adjusted EBITDA Performance in the Second Quarter --

-- Second Half 2013 Profitability to Benefit from Investments in Gross Margin Expansion --

HOUSTON, March 5, 2013/PRNewswire/ -- NCI Building Systems, Inc. (NYSE: NCS) today reported financial results for the first quarter ended January 27, 2013.

First Quarter 2013 Financial Results

“First quarter results were mixed as the impact of previously-disclosed items together with investments made in manufacturing capabilities resulted in a net loss for our seasonally weak first quarter. Revenue growth in the period was driven by mid-single-digit improvements in the organic performance of our Components and Buildings groups and the benefits of our June 2012 Metl-Span acquisition. Customer demand from end markets including retail, commercial, warehouses and industrial improved year-over-year. Gross profit increased 13.5% year-on-year, however gross profit margin declined 156 bps, primarily as a result of three factors: the mix of projects shipped by our Buildings group, which included a large proportion of lower-margin structural products; the additional costs associated with the ramp-up of the new Middletown, Ohio plant; and our decision to retain and train skilled manufacturing workers in order to capture additional efficiencies in the seasonally stronger second half of the fiscal year. While the latter reduced first quarter profitability and will impact the second quarter, although to a lesser extent, we believe it will strengthen the Buildings group’s positioning as a leader in quality, efficiency and shorter lead times,” commented Norman C. Chambers, Chairman, President and Chief Executive Officer.

“Our Buildings group’s backlog at the end of the quarter reached $260 million, up 17% year-over-year. Overall booking trends were similar to the levels achieved in last year’s first quarter, which had increased 16% over the comparable fiscal 2011 period. In addition, we have seen improved pricing coincident with first quarter booking trends,” Mr. Chambers said.

For the first quarter, sales were $297.6 million, up 22.2% from the $243.6 million reported in last year's first quarter. Gross profit increased 13.5% to $60.9 million from $53.6 million, but gross profit margin declined to 20.5% from 22.0% in the year-ago first quarter.

Engineering, selling, general and administrative expenses were $60.5 million up from $48.9 million, primarily as a result of our Metl-Span acquisition. As a percentage of revenues, however, ESG&A remained relatively constant at 20.3% in this year’s first quarter compared to 20.1% last year. The Company reported an adjusted operating profit of $0.4 million compared to an adjusted operating profit of $4.7 million in the similar 2012 period. Adjusted EBITDA, defined as earnings before interest, taxes, depreciation and amortization, and cash and other non-cash items, in accordance with the Company's bank credit agreement, was $13.4 million compared to $12.8 million in last year's first quarter.

For the first quarter of 2013, the Company reported a net loss of $3.6 million. In last year's first quarter, the Company reported net income of $0.6 million, but incurred a net loss applicable to common shares of $10.0 million, which included the accrual of preferred stock dividends and accretion of $6.6 million and a non-cash beneficial conversion feature charge of $4.0 million.

The net loss per diluted common share was $0.19 for the 2013 first quarter. This compares to an adjusted net loss per diluted common share of $0.31 and a reported net loss per diluted common share of $0.54 in last year's first quarter. The weighted average number of common shares used in the calculation of first quarter 2013 per share amounts was 19.2 million compared to 18.7 million last year.

Inventory levels increased 11.5% over the same period of the prior year to $113.8 million, mostly due to the acquisition of Metl-Span. Annualized inventory turnover was 8.5 turns for the first quarter compared to 7.9 turns in last year’s first quarter and 10.1 turns in the fourth quarter of fiscal 2012.

Capital expenditures were $6.1 million which included the refurbishment of our Middletown Ohio coating facility which became operational during the quarter. Net cash used in operating activities was $13.2 million, consistent with our normal seasonal working capital and cash flow cycle.

First Quarter Segment Performance

The Company reported operating income of $0.4 million, compared to operating income of $4.3 million in last year’s first quarter.

The strongest performer in the first quarter was the Components group, which produced a 56.4% increase in third-party revenues driven by the acquisition of Metl-Span and modest organic growth. Operating income increased 9.6% year-over-year as higher margin insulated metal panel products offset some of the impact of pricing pressure in the core commercial and industrial components business and higher operating expense to support growth in the second half of 2013.

The Coatings group reported a 4.5% year-on-year increase in operating income on flat sales, as higher internal revenue enabled manufacturing efficiencies and offset part of the impact of weather-related shipment delays. In January 2013, the new coatings plant in Middletown, OH, was officially opened and is expected to benefit all three of NCI’s business segments and provide the Company with both additional capacity and broader geographic reach. The new plant is expected to increase the Coatings group’s revenues progressively in fiscal 2013 and be incremental to profits in the fourth quarter of this fiscal year.

The Buildings group's third-party revenues increased 4.2% year-over-year, but operating profit declined to $4.0 million from $7.6 million in last year’s first quarter due to the combination of less favorable project mix and higher labor costs incurred in anticipation of higher volumes in the seasonally stronger second half of the year.

Market Commentary

In the first quarter of our fiscal 2013, low-rise nonresidential construction activity measured in square feet increased 4.4% from the comparable period in fiscal 2012, as reported by McGraw-Hill.

The American Institute of Architect's Architectural Billing Index published for January 2013 was 54.2 and the commercial and industrial component of the Index remained above 50 for the fourth consecutive month.

McGraw-Hill is currently forecasting that nonresidential construction activity measured in square feet will be 8% higher in calendar 2013 compared to calendar 2012. McGraw-Hill projects calendar 2013 square footage at 800 million, up from 743 million in 2012, with most of the increase taking place in the second half of the calendar year.

Summary and Outlook

“Each of our business units produced operating profits in the first quarter despite weather-related plant closures and shipment delays, product mix issues, and higher personnel-related manufacturing costs," Mr. Chambers said. "Based on our current visibility, we expect second quarter adjusted EBITDA to be ahead of first quarter results on a sequential basis, driven by a more favorable project mix in our Buildings group, and to be in line with last year's reported levels. We expect our first half 2013 results to show positive year-on-year comparisons across key financial metrics, including revenues and adjusted EBITDA.”

“Our outlook for full year 2013 remains unchanged. Although the impact of sequestration on market demand remains uncertain, we believe that second half performance will benefit from improving market conditions and our strong operating leverage, which has been further enhanced by first quarter investments to expand gross margin. Thus, we expect to report second half results that are significantly ahead of the comparable period last year,” Mr. Chambers concluded.

Conference Call Information

The NCI Building Systems, Inc. first quarter conference call is scheduled for Tuesday, March 5, 2013, at 5:00 PM ET. Please call 1-412-858-4600 or 1-800-860-2442 to participate in the call. To listen to a live broadcast of the call over the Internet or to review the archived call, please visit the Company's website at www.ncigroup.com. To access the taped replay, please dial 1-412-317-0088 or 1-877-344-7529 and the passcode 10025274# when prompted. The Webcast archive and taped replay will both be available two hours after the call through March 12, 2013.

NCI Building Systems, Inc. is one of North America's largest integrated manufacturers of metal products for the nonresidential building industry. NCI is comprised of a family of companies operating manufacturing facilities across the United States and Mexico, with additional sales and distribution offices throughout the United States and Canada.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as "believe," "guidance," "potential," "expect," "should," "will," "forecast" and similar expressions are forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect our current expectations, assumptions and/or beliefs concerning future events. As a result, these forward-looking statements rely on a number of assumptions, forecasts, and estimates and, as a result, these forward-looking statements are subject to a number of risks and uncertainties that may cause the Company's actual performance to differ materially from that projected in such statements. Among the factors that could cause actual results to differ materially include, but are not limited to industry cyclicality and seasonality and adverse weather conditions; ability to service the Company's debt; ability to integrate Metl-Span with the Company's business or to realize the anticipated benefits of such acquisition; fluctuations in customer demand and other patterns; raw material pricing and supply; competitive activity and pricing pressure; general economic conditions affecting the construction industry; financial crises or fluctuations in the U.S. and abroad; changes in laws or regulations; and the volatility of the Company's stock price. The Company's SEC filings, including our most recent reports on Form 10-K, particularly under Item 1A "Risk Factors" in the Company's Annual Report on Form 10-K for the fiscal year ended October 28, 2012, identify other important factors, though not necessarily all such factors, that could cause future outcomes to differ materially from those set forth in the forward-looking statements. NCI expressly disclaims any obligation to release publicly any updates or revisions to these forward-looking statements to reflect any changes in its expectations.

NCI BUILDING SYSTEMS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands, except per share data)

	For the Three Months Ended
	January 27,	January 29,
	2013	2012

Sales	$297,584	$243,603
Cost of sales	236,715	189,981
Gross profit	60,869	53,622
	20.5%	22.0%

Engineering, selling, general and administrative expenses	60,471	48,941
Acquisition-related costs	-	396
Income from operations	398	4,285

Interest income	30	28
Interest expense	(6,274)	(3,324)
Other income, net	394	26

Income (loss) before income taxes	(5,452)	1,015
Provision (benefit) from income taxes	(1,825)	426
	33.5%	42.0%

Net income (loss)	(3,627)	589
Convertible preferred stock dividends and accretion	-	6,608
Convertible preferred stock beneficial conversion feature	-	4,020
Net loss applicable to common shares	$(3,627)	$(10,039)

Loss per common share:
Basic	$(0.19)	$(0.54)
Diluted	$(0.19)	$(0.54)

Weighted average number of common shares outstanding:
Basic	19,237	18,693
Diluted	19,237	18,693

Increase in sales	22.2%

Gross profit percentage	20.5%	22.0%

Engineering, selling, general and administrative
expenses percentage	20.3%	20.1%

NCI BUILDING SYSTEMS, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands)

	January 27,	October 28,
	2013	2012
	(Unaudited)
ASSETS
Cash and cash equivalents	$25,827	$55,158
Restricted cash	1,376	1,375
Accounts receivable, net	108,953	133,475
Inventories, net	113,770	106,015
Deferred income taxes	25,941	21,926
Income tax receivable	964	549
Prepaid expenses and other	17,189	16,864
Investments in debt and equity securities, at market	4,118	4,076
Assets held for sale	2,397	2,397
Total current assets	300,535	341,835

Property, plant and equipment, net	266,812	268,875
Goodwill	76,856	76,746
Intangible assets, net	52,015	53,028
Other assets, net	10,505	11,000
Total assets	$706,723	$751,484

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current portion of long-term debt	$2,500	$2,500
Note payable	-	515
Accounts payable	84,208	113,177
Accrued compensation and benefits	37,571	43,066
Accrued interest	3,535	345
Other accrued expenses	55,620	60,455
Total current liabilities	183,434	220,058

Long-term debt	226,215	234,444
Deferred income taxes	36,579	35,565
Other long-term liabilities	12,013	11,995
Total long-term liabilities	274,807	282,004

Series B cumulative convertible participating preferred stock	619,950	619,950

Common stock	925	925
Additional paid-in capital	7,676	4,991
Accumulated deficit	(373,477)	(369,850)
Accumulated other comprehensive loss	(6,592)	(6,568)
Treasury stock, at cost	-	(26)
Stockholders' deficit	(371,468)	(370,528)

Total liabilities and stockholders' deficit	$706,723	$751,484

NCI BUILDING SYSTEMS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In thousands)

	For the Three Months Ended
	January 27, 2013	January 29, 2012

Cash flows from operating activities:
Net income (loss)	$(3,627)	$589
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization	10,206	7,371
Share-based compensation expense	3,442	1,972
Loss on sale of property, plant and equipment	-	2
Provision for doubtful accounts	1,305	(6)
Provision (benefit) from deferred income taxes	(1,990)	292
Changes in operating assets and liabilities, net of effect of acquisitions:
Accounts receivable	23,217	15,204
Inventories	(7,755)	(13,524)
Income tax receivable	(415)	174
Prepaid expenses and other	(615)	591
Accounts payable	(28,969)	(8,836)
Accrued expenses	(7,181)	(7,987)
Other, net	(790)	(47)

Net cash used in operating activities	(13,172)	(4,205)

Cash flows from investing activities:
Capital expenditures	(6,071)	(5,770)
Proceeds from sale of property, plant and equipment	-	25

Net cash used in investing activities	(6,071)	(5,745)

Cash flows from financing activities:
Proceeds from stock options exercised	674	-
Excess tax benefits from share-based compensation arrangements	941	-
Increase in restricted cash	(1)	(1)
Proceeds from Amended ABL Facility	5,001	-
Payments on Amended ABL Facility	(5,000)	-
Payments on term loan	(8,750)	(500)
Payments on note payable	(515)	(292)
Payment of financing costs	(68)	(25)
Purchase of treasury stock	(2,346)	(1,503)

Net cash used in financing activities	(10,064)	(2,321)
Effect of exchange rate changes on cash and cash equivalents	(24)	(5)
Net decrease in cash and cash equivalents	(29,331)	(12,276)

Cash and cash equivalents at beginning of period	55,158	78,982

Cash and cash equivalents at end of period	$25,827	$66,706

NCI Building Systems, Inc.
Business Segments
(Unaudited)
(In thousands)

	Three Months Ended		Three Months Ended		$	%
	January 27, 2013		January 29, 2012		Inc/(Dec)	Change
		% of		% of
		Total		Total
Sales:		Sales		Sales
Metal coil coating	$49,271	14	$49,083	16	$188	0.4%
Metal components	153,904	44	105,752	36	48,152	45.5%
Engineered building systems	147,566	42	140,298	48	7,268	5.2%
Total sales	350,741	100	295,133	100	55,608	18.8%
Less: Intersegment sales	53,157	15	51,530	17	1,627	3.2%
Total net sales	$297,584	85	$243,603	83	$53,981	22.2%

		% of		% of
Operating income (loss):		Sales		Sales
Metal coil coating	$5,542	11	$5,302	11	$240	4.5%
Metal components	6,072	4	5,541	5	531	9.6%
Engineered building systems	4,041	3	7,596	5	(3,555)	-46.8%
Corporate	(15,257)	-	(14,154)	-	(1,103)	-7.8%
Total operating income (loss) (% of sales)	$398	0	$4,285	2	$(3,887)	-90.7%

NCI BUILDING SYSTEMS, INC.
BUSINESS SEGMENTS
NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS
RECONCILIATION OF OPERATING INCOME (LOSS) TO ADJUSTED OPERATING INCOME (LOSS) EXCLUDING SPECIAL CHARGES
For the Three Months Ended January 27, 2013 and January 29, 2012
(Unaudited)
(In thousands)

	For the Three Months Ended January 27, 2013
	Metal Coil Coating	Metal Components	Engineered Building Systems	Corporate	Consolidated

Operating income (loss), GAAP basis	$5,542	$6,072	$4,041	$(15,257)	$398
Acquisition-related costs	-	-	-	-	-
"Adjusted" operating income (loss) (1)	$5,542	$6,072	$4,041	$(15,257)	$398

	For the Three Months Ended January 29, 2012
	Metal Coil Coating	Metal Components	Engineered Building Systems	Corporate	Consolidated

Operating income (loss), GAAP basis	$5,302	$5,541	$7,596	$(14,154)	$4,285
Acquisition-related costs	-	-	-	396	396
"Adjusted" operating income (loss) (1)	$5,302	$5,541	$7,596	$(13,758)	$4,681

(1)	The Company discloses a tabular comparison of "Adjusted" operating income (loss), which is a non-GAAP measure because it is instrumental in comparing the results from period to period. "Adjusted" operating income (loss) should not be considered in isolation or as a substitute for operating income (loss) as reported on the face of our statement of operations.

NCI BUILDING SYSTEMS, INC.
NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS
COMPUTATION OF EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION,
AMORTIZATION AND OTHER NONCASH ITEMS ("ADJUSTED EBITDA")
(Unaudited)
(In thousands)

	2nd Qtr	3rd Qtr	4th Qtr	1st Qtr	Trailing 12 Months
	April 29,	July 29,	October 28,	January 27,	January 27,
	2012	2012	2012	2013	2013
Net income (loss)	$1,321	$(3,267)	$6,270	$(3,627)	$697
Add:
Depreciation and amortization	5,841	7,248	10,355	9,122	32,566
Consolidated interest expense, net	3,034	4,159	6,226	6,244	19,663
Provision (benefit) for taxes	942	(663)	3,379	(1,825)	1,833
Acquisition-related costs, net	1,494	2,946	153	-	4,593
Transaction costs	-	6,437	-	-	6,437
Executive retirement	508	-	-	-	508
Non-cash charges:
Stock-based compensation	2,119	2,090	3,116	3,442	10,767
Asset recovery	-	(22)	13	-	(9)
Embedded derivative	(6)	(5)	(5)	(5)	(21)

Adjusted EBITDA (1)	$15,253	$18,923	$29,507	$13,351	$77,034

	2nd Qtr	3rd Qtr	4th Qtr	1st Qtr	Trailing 12 Months
	May 1,	July 31,	October 30,	January 29,	January 29,
	2011	2011	2011	2012	2012
Net income (loss)	$(3,229)	$2,593	$3,411	$589	$3,364
Add:
Depreciation and amortization	7,187	7,187	6,753	6,158	27,285
Consolidated interest expense, net	3,870	3,864	3,685	3,296	14,715
Benefit from income taxes	(1,786)	-	398	426	(962)
Acquisition-related costs, net	-	-	-	396	396
Cash restructuring charges (recovery)	-	(575)	283	-	(292)
Non-cash charges:
Stock-based compensation	1,671	1,776	1,776	1,972	7,195
Asset impairments (recoveries)	-	(93)	1,214	-	1,121
Embedded derivative	(6)	(6)	(6)	(5)	(23)
		-
Adjusted EBITDA (1)	$7,707	$14,746	$17,514	$12,832	$52,799

(1)	The Company's Credit Agreement defines adjusted EBITDA. Adjusted EBITDA excludes non-cash charges for goodwill and other asset impairments and stock compensation as well as certain non-recurring charges. As such, the historical information is presented in accordance with the definition above. Concurrent with the amendment and restatement of the Term Note facility, the Company entered into an Asset-Backed Lending facility which has substantially the same definition of adjusted EBITDA except that the ABL facility caps certain non-recurring charges. The Company is disclosing adjusted EBITDA, which is a non-GAAP measure, because it is used by management and provided to investors to provide comparability of underlying operational results.

NCI BUILDING SYSTEMS, INC.
NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS
"ADJUSTED" LOSS PER DILUTED COMMON SHARE AND NET LOSS COMPARISON
(Unaudited)

	Fiscal Three Months Ended
	January 27,	January 29,
	2013	2012
Net loss per diluted common share, GAAP basis	$(0.19)	$(0.54)
Convertible preferred stock beneficial conversion feature and amendment	-	0.22
Acquisition-related costs, net of taxes	-	0.01
"Adjusted" net loss per diluted common share (1)	$(0.19)	$(0.31)

	Fiscal Three Months Ended
	January 27,	January 29,
	2013	2012
Net loss applicable to common shares, GAAP basis	$(3,627)	$(10,039)
Convertible preferred stock beneficial conversion feature and amendment	-	4,020
Acquisition-related costs, net of taxes	-	244
"Adjusted" net loss applicable to common shares (1)	$(3,627)	$(5,775)

(1)	The Company discloses a tabular comparison of "Adjusted" loss per diluted common share and net loss applicable to common shares, which are non-GAAP measures, because they are referred to in the text of our press releases and are instrumental in comparing the results from period to period. "Adjusted" loss per diluted common share and net loss applicable to common shares should not be considered in isolation or as a substitute for loss per diluted common share and net loss applicable to common shares as reported on the face of our statement of operations.

NCI Building Systems, Inc.
Reconciliation of Segment Sales to Third Party Segment Sales (Internal Information)
(Unaudited)
(In thousands)

	1st Qtr 2013		1st Qtr 2012		Inc/(Dec)	Change
Metal Coil Coating
Total Sales	$49,271	14%	$49,083	16%	$188	0%
Less: Intersegment sales	30,050		28,845		1,205	4%
Third Party Sales	19,221	6%	20,238	8%	(1,017)	-5%

Operating Income (Loss)	5,542	29%	5,302	26%	240	5%

Metal Components
Total Sales	153,904	44%	105,752	36%	48,152	46%
Less: Intersegment sales	17,376		18,456		(1,080)	-6%
Third Party Sales	136,528	46%	87,296	36%	49,232	56%

Operating Income (Loss)	6,072	4%	5,541	6%	531	10%

Engineered Building Systems
Total Sales	147,566	42%	140,298	48%	7,268	5%
Less: Intersegment sales	5,731		4,229		1,502	36%
Third Party Sales	141,835	48%	136,069	56%	5,766	4%

Operating Income (Loss)	4,041	3%	7,596	6%	(3,555)	-47%

Consolidated
Total Sales	350,741	100%	295,133	100%	55,608	19%
Intersegment	53,157		51,530		1,627	3%
Third Party Sales	297,584	100%	243,603	100%	53,981	22%
	-
Operating Income (Loss)	$398	0%	$4,285	2%	$(3,887)	-91%